[LETTERHEAD OF COOPERS & LYBRAND]


                                                                    EXHIBIT 23.1


Consent of Independent Accountants


We hereby consent to the inclusion in this registration statement on form S-1, Amendment No. 2 (File No. 333-17895) of our report dated November 22, 1996, with respect to the combined consolidated financial statements and financial statement schedule of Rayovac Corporation and Subsidiaries. We also consent to the reference to our Firm under the caption "Experts".

/s/ Coopers & Lybrand LLP

Milwaukee, Wisconsin
February 5, 1997